UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 11, 2016

HEARTWARE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Old Connecticut Path

Framingham, MA 01701

(Address of principal executive offices)

Registrant’s telephone number, including area code:

508.739.0950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On January 11, 2016, the Board of Directors of HeartWare International, Inc. (“HeartWare” or the “Company”) authorized an increase to the number of directors on the board from eight to nine and the appointment of Stephen N. Oesterle, M.D. as a director of the Company, effective January 18, 2016. A copy of the press release announcing Dr. Oesterle’s appointment is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Stephen N. Oesterle, M.D., age 64, is a Venture Partner at the global venture capital firm New Enterprise Associates, Inc. (“NEA”), where he focuses on NEA’s medical device investing practice. Prior to joining NEA, Dr. Oesterle served as Medtronic, Inc.’s Senior Vice President for Medicine and Technology and as a member of the Executive Committee where he provided executive leadership for Medtronic scientific research, technological strategies and development of relationships with medical communities, technical universities, financial institutions and emerging medical device companies around the world. Prior to joining Medtronic in 2002, Dr. Oesterle served as Associate Professor of Medicine at the Harvard University Medical School and Director of Invasive Cardiology Services at Massachusetts General Hospital, Boston. Dr. Oesterle developed and directed interventional cardiology programs at Good Samaritan Hospital, Los Angeles from 1986 to 1991, at Georgetown University from 1991 to 1992, and at Stanford University from 1992 to 1998. Dr. Oesterle graduated summa cum laude from Harvard in 1973 and went on to receive his M.D from Yale University School of Medicine in 1977. He was a post-doctoral fellow in cardiology at Stanford University, where he subsequently served on the faculty for more than a decade.

HeartWare non-executive directors receive a retainer in the amount of $60,000 per annum. In addition, non-executive directors are granted 1,000 Restricted Stock Units upon appointment plus 1,000 Restricted Stock Units and 1,000 Options to purchase HeartWare shares annually. Dr. Oesterle has not been a participant in any transaction with the Company since January 1, 2014.

A copy of the Letter of Appointment from HeartWare to Dr. Oesterle is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter of Appointment as a Director of the Company dated January 11, 2016 by HeartWare to Stephen N. Oesterle, M.D.

99.1	Press Release Announcing the Appointment of Stephen N. Oesterle, M.D. as a Director of the Company dated January 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.

Date: January 11, 2016	By:	/s/ Lawrence J. Knopf
	Name:	Lawrence J. Knopf
	Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Letter of Appointment as a Director of the Company dated January 11, 2016 by HeartWare to Stephen N. Oesterle, M.D.

99.1	Press Release Announcing the Appointment of Stephen N. Oesterle, M.D. as a Director of the Company dated January 11, 2016.